Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on the Post-Effective Amendment No. 1 to Form S-8 (No’s 333-91121, 333-47024, 333-150873 and 333-189051 ) of Agilent Technologies, Inc. of our report dated December 19, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Agilent Technologies, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2019.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

May 8, 2020

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800, San Jose, CA 95110

T: (408) 817 3700, F: (408) 817 5050, www.pwc.com/us